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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                                      1934


         Date of Report (Date of earliest event reported): JULY 1, 1997


                            RELIASTAR FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


       DELAWARE                   0-10640                 41-1620373
 ----------------------    ----------------------       ---------------
(State of Incorporation)  (Commission file number)     (I.R.S. Employer
                                                       Identification No.)


20 Washington Avenue South
Minneapolis, Minnesota                                          55401
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(Address of principal executive offices)                      (Zip Code)



                                 (612) 372-5432
                          ----------------------------
                         (Registrant's telephone number)



ITEM 5. MERGER OF SECURITY-CONNECTICUT CORPORATION INTO THE COMPANY.

     On July 1, 1997, Security-Connecticut Corporation, a Delaware corporation ("SCC"), was merged into the Registrant under an Agreement and Plan of Merger dated as of February 23, 1997, between the Registrant and SCC (the "Merger Agreement"). The terms of the acquisition are described in the Registrant's Current Report on Form 8-K dated February 23, 1997, and the Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-27583). Under the terms of the Merger Agreement, each share of SCC Common Stock was exchanged for
 .7367 of a share of the Registrant's Common Stock. Based on the closing price of the Registrant's Common Stock on July 1, 1997, the approximate aggregate value of the stock-for-stock exchange is $460 million. SCC's Board of Directors previously announced that, with the Registrant's consent, it declared a special cash dividend of $.67 per share, payable July 10 to SCC record stockholders as of July 1, constituting an aggregate dividend of $5.8 million. In addition, the Registrant assumed $75 million of SCC's 7 1/8% Notes Due March 1, 2003. Additional information is included in the Registrant's press release dated July 1, 1997, which is filed as an exhibit hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT

2.   Agreement  and  Plan of  Merger  dated as of  February  23,  1997,  between
     ReliaStar Financial Corp. and Security-Connecticut Corporation (incorporated by reference to Exhibit A to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, as amended (Reg. No. 333-27583)).

99.1 Press release dated July 1, 1997.


SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        RELIASTAR FINANCIAL CORP.


Date:  July 1, 1997              By: /s/Richard R. Crowl
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                                        Richard R. Crowl, Senior Vice-President,
                                        General Counsel and Secretary